UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5     Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Northeast Utilities (the “Company”) held its 2010 Annual Meeting of Shareholders.  Two proposals were before the meeting: (1) the election of twelve nominees for Trustee to serve until the 2011 Annual Meeting of Shareholders and (2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010.

Only shareholders of record as of the close of business on March 15, 2010 were entitled to vote at the Annual Meeting.  As of March 15, 2010, a total of 175,958,625 common shares of the Company were outstanding and entitled to vote at the 2010 Annual Meeting.  At the 2010 Annual Meeting, 142,064,857 common shares of the Company were represented, in person or by proxy, constituting a quorum.

The shareholders elected all the Company’s nominees for Trustee and ratified the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010.  The votes with respect to the proposals are set forth below.

1.

Election of Trustees:

Trustee Nominee

Shares For

Shares Withheld

Non-Votes

Richard H. Booth

122,438,249

6,130,479

13,496,129

John S. Clarkeson

127,271,340

1,297,388

13,496,129

Cotton M. Cleveland

126,405,983

2,162,745

13,496,129

Sanford Cloud, Jr.

122,351,061

6,217,667

13,496,129

E. Gail de Planque

126,452,302

2,116,426

13,496,129

John G. Graham

127,266,962

1,301,766

13,496,129

Elizabeth T. Kennan

126,232,070

2,336,658

13,496,129

Kenneth R. Leibler

127,280,105

1,288,623

13,496,129

Robert E. Patricelli

121,546,369

7,022,359

13,496,129

Charles W. Shivery

123,784,809

4,783,919

13,496,129

John F. Swope

126,329,066

2,239,662

13,496,129

Dennis R. Wraase

127,376,222

1,192,506

13,496,129

2.

Ratification the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010:

Shares For	Shares Against	Shares Abstain
139,911,068	1,244,855	908,934

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

May 14, 2010

By:

/s/ SAMUEL K. LEE

Samuel K. Lee

Secretary and Deputy General Counsel

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